UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2015

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the 2015 Annual Meeting of Shareholders of Northern Oil and Gas, Inc. (the “Company”) held on May 28, 2015, the shareholders voted on the following:

Proposal One – Election of Directors

The following directors were elected based on the votes listed below:

Director Nominee	For	Withheld	Broker Non-Votes
Michael Reger	41,715,779	324,263	11,779,261
Lisa Bromiley	41,740,856	299,186	11,779,261
Robert Grabb	41,742,150	297,892	11,779,261
Delos Cy Jamison	41,858,585	181,457	11,779,261
Jack King	41,728,288	311,754	11,779,261
Richard Weber	41,860,945	179,097	11,779,261

Proposal Two – Ratification of the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, based on the votes listed below:

For	Against	Abstain
53,633,102	146,546	39,655

Proposal Three – Approve an Amendment to the 2013 Incentive Plan

The shareholders approved an amendment to the 2013 Incentive Plan, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
41,309,476	581,155	149,411	11,779,261

Proposal Four – Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the proxy statement distributed in connection with the 2015 Annual Meeting of Shareholders, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
41,033,088	855,153	151,801	11,779,261

The above proposals submitted to vote of security holders at the 2015 Annual Meeting of Shareholders are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary